Exhibit 5.1

May 6, 2011

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350

Ladies and Gentlemen:

We have acted as counsel for Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (such Registration Statement, as it may be amended, is herein referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the following securities (the “Securities”):

(i)	the Company’s 8.50% Convertible Senior Notes due 2026 (the “New Notes”) to be issued in exchange for any and all of the Company’s outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Old Notes”); and

(ii)	shares of common stock of the Company, par value $.01 per share, issuable upon conversion of the New Notes (the “Common Stock”) and the associated rights (the “Associated Rights”) under the Rights Agreement dated as of July 29, 2010 between the Company and Wells Fargo Bank, National Association, as rights agent, as it may be amended (the “Rights Agreement”).

The terms of the Securities are set forth in the prospectus (such prospectus, as it may be amended, is herein referred to as the “Prospectus”) constituting a part of the Registration Statement. The New Notes will be issued either under the indenture between the Company and Wells Fargo Bank, National Trustee, as trustee (the “Trustee”), dated as of February 11, 2011, as it may be amended (the “February Indenture”), or a new indenture with identical terms to the February Indenture (with the possible exception of certain restrictions on the maximum conversion rate in the February Indenture), to be entered into between the Company and the Trustee (the “New Note Indenture”). The Common Stock issuable upon conversion of the New Notes is to be issued under the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”). The Associated Rights will arise under the Rights Agreement. The February Indenture, the New Note Indenture, the Articles of Incorporation, and the Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

We have examined or are otherwise familiar with the Articles of Incorporation and the Restated By-Laws of the Company (the “By-Laws”), the corporate actions taken in connection with the issuance of the New Notes and the Common Stock issuable upon conversion of the New Notes (“Corporate Proceedings”), the Registration Statement, the Rights Agreement, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Hutchinson Technology Incorporated

May 6, 2011

Based on the foregoing, we are of the opinion that:

1.	The February Indenture is a valid and binding obligation of the Company, and if supplemented to include the New Notes, will be a valid and binding obligation of the Company as supplemented;

2.	upon (a) the due execution and delivery of the New Note Indenture by the Company, and (b) the qualification of the New Note Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the New Note Indenture will be a valid and binding obligation of the Company;

3.	upon (a) the due execution and delivery of the New Note Indenture, if the New Notes are offered thereunder, (b) the qualification of the New Note Indenture under the Trust Indenture Act, if the New Notes are offered thereunder, (c) the completion of the exchange of the Old Notes for the New Notes as provided in the Registration Statement, (d) the due execution and delivery of the New Notes, and (e) the due authentication by the Trustee of the New Notes pursuant to the February Indenture or the New Note Indenture, as applicable, the New Notes will be valid and binding obligations of the Company; and

4.	upon (a) the due execution, registration of issuance and delivery of certificates representing the Common Stock issuable upon conversion of the New Notes, and (b) completion of the actions in respect of the February Indenture or the New Note Indenture, as applicable, the New Notes, the Common Stock and any Associated Rights will be duly and validly issued, fully paid and nonassessable;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, and (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act, (b) at the time any Common Stock or Associated Rights are issued or delivered, the Company will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota, there will not have occurred any change in the law or in the Articles of Incorporation or By-Laws affecting such issuance or delivery, and no relevant Corporate Proceedings will have been modified or rescinded, (c) the Common Stock will be issued upon conversion of the New Notes in accordance with the terms of the New Notes and the February Indenture or the New Note Indenture, as applicable, and in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings and the February Indenture or the New Note Indenture, as applicable, and (d) the number and amount of the Common Stock issued will not exceed the then remaining unreserved and unissued number and amount of the Common Stock authorized for issuance in the applicable Governing Documents. Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that may limit the enforceability of provisions imposing premiums or liquidated damages to the extent such provisions constitute, or are deemed to constitute, a penalty or forfeiture.

Hutchinson Technology Incorporated

May 6, 2011

We have relied as to certain relevant facts upon certificates of public officials and certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, and (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

Our opinions set forth herein are limited to the laws of the State of Minnesota, the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

FAEGRE & BENSON LLP

/s/ David M. Vander Haar

David M. Vander Haar